December 12, 2014

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 654 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 654 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 654 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

MVW/JMS
619707.43

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris/AACA Real Estate Long Short Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Fixed Income Long Short Fund

6.

Altegris Futures Evolution Strategy Fund

7.

Altegris Macro Strategy Fund

8.

Altegris Managed Futures Strategy Fund

9.

Altegris Multi-Strategy Alternative Fund

10.

Anchor Alternative Income Fund

11.

Anchor Tactical Municipal Fund

12.

Ascendant Balanced Fund

13.

Ascendant Natural Resources Fund

14.

Ascendant Natural Resources Master Fund

15.

Ascendant Deep Value Convertibles Fund (fka, Ascendant Diversified Income & Growth Fund and Ascendant MultiCap Equity Fund)

16.

Astor Active Income ETF Fund

17.

Astor Macro Alternative Fund

18.

Astor S.T.A.R. ETF Fund

19.

Astor Long/Short ETF Fund

20.

BTS Bond Asset Allocation Fund

21.

BTS Diversified Income Fund

22.

BTS Tactical Fixed Income Fund

23.

Bandon Isolated Alpha Fixed Income Fund

24.

Beech Hill Total Return Fund

25.

Biondo Focus Fund

26.

Biondo Growth Fund

27.

BTS Bond Asset Allocation Fund

28.

BTS Diversified Income Fund

29.

BTS Tactical Fixed Income Fund

30.

CMG Global Equity Fund

31.

CMG Managed High Yield Fund

32.

CMG SR Tactical Bond Fund

33.

CMG Tactical Futures Strategy Fund (fka, CMG Tactical Equity Strategy Fund)

34.

CWC Small Cap Aggressive Value Fund

35.

Chadwick & D’Amato Fund

36.

Changing Parameters Fund

37.

Diversified Risk Parity Fund

38.

Eagle MLP Strategy Fund

39.

EAS Crow Point Alternatives Fund

40.

Equinox MutualHedge Futures Strategy Fund

41.

The FX Strategy Fund

42.

GMG Defensive Beta Fund

43.

Ginkgo Multi-Strategy Fund

44.

The Giralda Fund

45.

Giralda Risk-Managed Growth Fund

46.

Granite Harbor Alternative Fund

47.

Granite Harbor Tactical Fund

48.

Grant Park Managed Futures Strategy Fund

49.

Grant Park Multi-Alternative Strategies Fund

50.

Investment Partners Opportunities Fund

51.

Iron Horse Fund

52.

KCM Macro Trends Fund

53.

Leader Global Bond Fund

54.

Leader Short-Term Bond Fund

55.

Leader Total Return Fund

56.

Makefield Managed Futures Strategy Fund

57.

Navigator Equity Hedged Fund

58.

Navigator Duration Neutral Bond Fund

59.

Navigator Sentry Managed Volatility Fund

60.

Navigator Tactical Fixed Income Fund

61.

PSI Market Neutral Fund

62.

PSI Total Return Fund

63.

PSI Strategic Growth Fund

64.

PSI Tactical Growth Fund

65.

PSI Calendar Effects Fund

66.

PTA Comprehensive Alternatives Fund

67.

Pacific Financial Alternative Strategies Fund

68.

Pacific Financial Balanced Fund

69.

Pacific Financial Core Equity Fund

70.

Pacific Financial Explorer Fund

71.

Pacific Financial Faith & Values Based Conservative Fund

72.

Pacific Financial Faith & Values Based Moderate Fund

73.

Pacific Financial Faith & Values Based Diversified Growth Fund

74.

Pacific Financial Flexible Growth & Income Fund

75.

Pacific Financial Foundational Asset Allocation Fund

76.

Pacific Financial International Fund

77.

Pacific Financial Strategic Conservative Fund

78.

Pacific Financial Tactical Fund

79.

Patriot Fund

80.

Power Dividend Index Fund

81.

Power Income Fund

82.

Princeton Futures Strategy Fund

83.

Probabilities Fund

84.

RPG Emerging Market Sector Rotation Fund

85.

Sandalwood Opportunity Fund

86.

Sierra Core Retirement Fund

87.

Sierra Strategic Income Fund

88.

SouthernSun Small Cap Fund

89.

SouthernSun U.S. Equity Fund

90.

Toews Hedged Commodities Fund

91.

Toews Hedged Emerging Markets Fund

92.

Toews Hedged Growth Allocation Fund

93.

Toews Hedged High Yield Bond Fund

94.

Toews Hedged International Developed Markets Fund

95.

Toews Hedged Large-Cap Fund

96.

Toews Hedged Small & Mid Cap Fund

97.

Toews Unconstrained Fixed Income Fund

98.

TransWestern Institutional Short Duration Government Bond Fund

99.

Wade Tactical Long Short Fund

100.

Zeo Strategic Income Fund